UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Office Loan Origination
On June 30, 2015, NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), through a subsidiary of its operating partnership, originated a $45.0 million senior mortgage loan (the “Office Senior Loan”) secured by a Class-A office building located in Lake Success, New York, approximately 15 miles from New York City (the “Office Property”). NorthStar Income II initially funded $42.6 million of the Office Senior Loan with proceeds from its ongoing initial public offering. NorthStar Income II intends to fund the remaining $2.4 million for tenant improvements and leasing commissions over the term of the loan, subject to the satisfaction of certain requirements by the borrower.
The Office Property contains over 348,000 square feet and is centrally located within its sub-market, in close proximity to major transportation routes and regional businesses, including two of the largest hospitals on Long Island. The borrower has invested over $20 million in connection with its ownership of the property and plans to fund additional capital expenditures, tenant improvements and leasing commissions using proceeds from the Office Senior Loan and cash flow from operations at the property. The borrower is a joint venture between two leading regional owners and operators of commercial real estate with a combined 5.7 million square feet of property currently owned or under management.
The Office Senior Loan bears interest at a floating rate of 3.85% over the one-month London Interbank Offered Rate (“LIBOR”), but at no point shall LIBOR be less than 0.25%, resulting in a minimum interest rate of 4.10% per year. The Office Senior Loan was originated at a 0.50% discount and NorthStar Income II will earn an exit fee equal to 1.00% of the outstanding amount of the Office Senior Loan at the time of repayment. The Office Senior Loan is currently unlevered and NorthStar Income II intends to finance the investment with one of its credit facilities in the future.
The initial term of the Office Senior Loan is 36 months, with two 12-month extension options available to the borrower, subject to the satisfaction of certain performance tests and the payment of an extension fee. The Office Senior Loan may be prepaid during the first 16 months, provided the borrower pays an additional amount equal to the remaining interest due on the amount prepaid through month 16. Thereafter, the Office Senior Loan may be prepaid in whole or in part without penalty. The underlying loan agreement requires the borrower to comply with various financial and other covenants. In addition, the loan agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the borrower.
The loan-to-value ratio (“LTV Ratio”) of the Office Senior Loan is approximately 71%. The LTV Ratio is the amount loaned to the borrower net of reserves funded and controlled by NorthStar Income II and its affiliates, if any, over the appraised value of the property at the time of origination.
Multifamily Loan Origination
On June 30, 2015, NorthStar Income II, through a subsidiary of its operating partnership, originated a $39.2 million senior mortgage loan (the “Multifamily Senior Loan”) secured by a 360-unit apartment community located in Lewisville, Texas (the “Multifamily Property”). NorthStar Income II funded the Multifamily Senior Loan with proceeds from its ongoing initial public offering.
The Multifamily Property contains over 339,000 square feet and is located in close proximity to significant local economic drivers including major office parks, corporate headquarters and public transportation hubs. The borrower, an experienced regional owner and operator of multifamily properties, plans to invest over $1.6 million in capital expenditures using proceeds from the Multifamily Senior Loan and cash flow from operations at the property. The borrower manages approximately 18,000 multifamily units across over 70 properties, including 14 assets in the Dallas-Ft. Worth metro area.
The Multifamily Senior Loan bears interest at a floating rate of 4.30% over LIBOR, but at no point shall LIBOR be less than 0.25%, resulting in a minimum interest rate of 4.55% per year. The Multifamily Senior Loan was originated at a 0.25% discount and NorthStar Income II will earn an exit fee equal to 0.75% of the outstanding amount of the Multifamily Senior Loan at the time of repayment. The Multifamily Senior Loan is currently unlevered and NorthStar Income II intends to finance the investment with one of its credit facilities in the future.
The initial term of the Multifamily Senior Loan is 24 months, with three 12-month extension options available to the borrower, subject to the satisfaction of certain performance tests and the payment of an extension fee. The Multifamily Senior Loan may be prepaid during the first 18 months, provided the borrower pays an additional amount equal to the remaining interest due on the amount prepaid through month 18. Thereafter, the Multifamily Senior Loan may be prepaid in whole or in part without penalty.

The underlying loan agreement requires the borrower to comply with various financial and other covenants. In addition, the loan agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the borrower.
The LTV Ratio of the Multifamily Senior Loan is approximately 83%.
Status of Current Portfolio
As of July 7, 2015, NorthStar Income II’s $1.0 billion portfolio consists of 14 commercial real estate debt investments with a combined principal amount of $671.0 million, an industrial portfolio with an aggregate gross purchase price of approximately $317.5 million and a portfolio of real estate private equity fund interests with a carrying value of $38.4 million.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, the borrowers’ ability to comply with the terms, including financial and other covenants, of the underlying loan agreements; the borrowers’ ability to successfully manage the properties securing the loans; the borrowers’ ability to complete planned capital expenditures, tenant improvements and leasing commissions at the properties; whether the borrowers determine to extend the loans; NorthStar Income II’s ability to finance the loans with one of its credit facilities in the future; changes in market rates for commercial properties located in Lake Success, New York and Lewisville, Texas; market rental rates and property level cash flow; changes in market demand and rental rates for office and multifamily properties; future property values; the impact of any losses from NorthStar Income II’s investments on cash flow and returns; changes in economic conditions generally and the real estate and debt markets specifically; availability of capital; the ability to achieve targeted returns; changes to generally accepted accounting principles; policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in NorthStar Income II’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date of this report and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: July 7, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

4